EXHIBIT 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 9th day of March, 2026, by and between GLOBAL ASSET MANAGEMENT GROUP, INC., a Wyoming corporation ("GAMG"), and SUSTAINABLE PROPERTIES, LLC, an Illinois limited liability company ("SP"). In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE ONE

ACQUISITION AND EXCHANGE OF SHARES

Section 1.1. Acquisition of SP Units. Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), SP agrees to assign, transfer, deliver and convey unto GAMG, and GAMG agrees to acquire from SP: 1,000,000 Units of SP, representing 100% of the issued and outstanding membership Units of SP.

Section 1.2. Exchange of Shares: Nomination and Endorsement Agreement

(a)

In exchange for the transfer of the SP Units, on the Closing Date, GAMG agrees to issue to the Selling Members of SP (as set forth on Schedule “A” hereto), subject to the terms and conditions hereof, ten million (10,000,000) Shares of GAMG Common Stock. When exchanged, the Shares issued to the Selling Members hereunder shall be duly authorized and validly issued, fully paid and non-assessable, and not issued in violation of any preemptive rights.

(b)

The Shares of GAMG Common Stock issued to the Selling Members in connection herewith (the "Common Shares") shall, once issued, have the same dividend rights, conversion rights, voting powers, preferences, priorities and other special rights and powers as all other issued and outstanding Shares of GAMG Common Stock.

Section 1.3. Exchange Procedures: Surrender of Certificates. On the Closing Date, SP shall surrender to GAMG, or its duly authorized designee, possession of all certificates representing the SP Shares, endorsed in blank or accompanied by duly executed stock powers effectively transferring the SP Units to GAMG. Thereupon. GAMG shall issue, in the name of the Selling Members as set forth in Schedule A, certificates representing the Common Shares of GAMG.

Section 1.4. The Closing. The closing of the transactions contemplated hereunder (the "Closing") shall take place at GAMG’s principal executive office on or before March 9, 2026, or at such other date, time or place upon which the parties may mutually agree (the "Closing Date").

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Section 1.5. Actions At Closing. At the Closing, the following deliveries shall be made, each to be deemed concurrent with all others:

(a)	SP shall deliver the following documents to GAMG:

1.

A certificate signed by an authorized officer of SP stating that each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

2.

A copy of the resolutions duly adopted by the Board of Directors and stockholders of SP authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the Secretary of SP; and

3.	Certificates representing the Units registered in the name of GAMG.

(b)	GAMG shall deliver the following documents to SP:

1.

A certificate signed by an authorized officer of GAMG stating that each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of Closing with the same force and effect as if such representations and warranties had been made at Closing;

2.

A copy of the resolutions duly adopted by the Board of Directors of GAMG authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified, as of the Closing Date, by the Secretary of GAMG;

3.	The certificates representing the GAMG Shares, issued in the names of the Selling Members as their interests appear in Exhibit “A” annexed hereto.

ARTICLE TWO

REPRESENTATIONS AND WARRANTIES OF SP

Section 2.1. Organization and Membership Interest.

(a)

SP is a limited liability company duly organized, validly existing and in good standing under the law of the State of Illinois with full power and authority to carry on its business as now being conducted.

(b)

As of the date hereof, 1,000,000 Units of SP are issued and outstanding. All of the issued and outstanding Units of SP are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding Units of SP have been issued in violation of any preemptive rights of the current or past members of SP.

(c)	The Units that are to be issued to GAMG hereunder, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

Section 2.2. Authorization. On the Closing Date, (i) there will be no provision in SP’s Articles of Organization or in its Operating Agreement, as amended, which prohibits or limits SP's ability to consummate the transactions contemplated hereby, (ii) SP shall have the right, power and authority to enter into this Agreement and to consummate all of the transactions and fulfill all of the obligations contemplated hereby and (iii) the execution and delivery of this Agreement and the due consummation by SP of the transactions contemplated hereby will have been duly authorized by all necessary corporate action of the Managers and Members of SP. This Agreement constitutes a legal, valid and binding agreement of SP enforceable against SP in accordance with its terms.

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Section 2.3. No Conflict or Violation. Subject to the fulfillment of all of the conditions set forth in Article Five hereof, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance herewith, nor compliance by SP with any of the provisions hereof will result in, as of the Closing Date: (i) a violation of or a conflict with any provision of SP’s Articles of Organization or Operating Agreement, as amended, (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which SP is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from SP or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

Section 2.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of SP, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly the consummation of such transactions.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF GAMG

Section 3.1. Corporate Organization. GAMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming with full power and authority to carry on its business as it is now being conducted.,

Section 3.2. Authorization. GAMG has full right, power and authority to enter into this Agreement and to consummate or cause to be consummated all of the transactions and to fulfill all of the obligations contemplated hereby The execution and delivery of this Agreement and the due consummation by GAMG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Board of Directors of GAMG. This Agreement constitutes a legal, valid and binding agreement of GAMG enforceable against GAMG in accordance with its terms.

Section 3.3. No Conflict or Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by GAMG with any of the provisions hereof will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or By-Laws of GAMG (ii) a breach of or default under any term, condition or provision of any obligation, agreement or undertaking, whether oral or written to which GAMG is a party, or an event which, with the giving of notice, lapse of time, or both, would result in any such breach, (iii) a violation of any applicable law, rule, regulation, order, decree or other requirement having the force of law, or order, judgment, writ, injunction, decree or award, or an event which, with the giving of notice, lapse of time, or both, would result in any such violation, or (iv) any person having the right to enjoin, rescind or otherwise prevent or impede the transactions contemplated hereby or to obtain damages from GAMG or to obtain any other judicial or administrative relief as a result of any transaction carried out in accordance with the provisions of this Agreement.

Section 3.4. Litigation and Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of GAMG, threatened which challenges the validity of this Agreement or the transactions contemplated hereby, or otherwise seeks to prevent, directly or indirectly, the consummation of such transactions.

Section 3.5. Free and Clear Shares. The GAMG Shares, when issued, will be free and clear of any claims, lien, charges, encumbrances or other restrictions or commitments of any nature whatsoever.

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ARTICLE FOUR

AGREEMENTS OF PARTIES

Section 4.1. Agreements of GAMG.

(a)

GAMG shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to SP and use reasonable efforts to prevent or promptly remedy the same.

(b)

GAMG shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

Section 4.2. Agreements of SP.

(a)

SP shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations, warranties or agreements contained or referred to herein, give prompt written notice thereof to GAMG and use reasonable efforts to prevent or promptly remedy the same.

(b)

SP shall use reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the exchange contemplated hereby in accordance with the terms and conditions hereof.

ARTICLE FIVE

CONDITIONS PRECEDENT TO THE EXCHANGE

Section 5.1. Conditions to the Obligations of GAMG. GAMG's obligations to effect the exchange shall be subject to the satisfaction (or waiver by SP) of the following conditions prior to or on the Closing Date:

(a)

The representations and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b)	SP shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;
(c)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

(d)	All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, the approval by the Managers of SP shall have been obtained.
(e)	GAMG shall have received all executed documents required to be received from SP on or prior to the Closing Date; all in form and substance reasonably satisfactory to GAMG.

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Section 5.2. Conditions to the Obligations of SP. SP’s obligations to effect the exchange shall be subject to the satisfaction (or waiver by GAMG) of the following conditions prior to or on the Closing Date:

(a)

The representatives and warranties made by GAMG in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

(b)	GAMG shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;
(c)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the exchange contemplated herein shall be in effect, nor shall any proceeding by any authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the exchange which makes the consummation of the exchange illegal; and

(d)

All necessary approvals, consents and authorizations required by law for consummation of the exchange including, without limitation, approval by the Board of Directors and Shareholders of GAMG or before the Closing Date shall have been obtained.

(e)	SP shall have received all executed documents required to be received from GAMG on or prior to the Closing Date; all in form and substance reasonably satisfactory to SP.

ARTICLE SIX

TERMINATION OR ABANDONMENT

Section 6.1. Mutual Agreement. This Agreement may be terminated by the mutual written consent of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained.

Section 6.2. Breach of Agreements. In the event there is a material breach in any of the representations and warranties or agreements of SP or GAMG, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the non- breaching party, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previous obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

Section 6.3. Failure of Conditions. In the event any of the conditions to the obligations of either party are not satisfied or waived as specified in Article Five hereof, and if any applicable cure period provided in Section 6.2 hereof has lapsed, then the party for whose benefit such conditions were imposed may, regardless of whether stockholder approval of this Agreement and the transactions contemplated hereby shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

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ARTICLE SEVEN

MISCELLANEOUS PROVISIONS

Section 7.1. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

(a)	if to GAMG:
Global Asset Management Group, Inc. 51 Monroe Street, Suite 1505 Rockville, MD Attention: Mr. Richard Balles

with a copy to:
Global Asset Management Group, Inc. 6755 Weaver Road, Suite J Rockford, IL 61114 Attention: Erik Carlson

(b)	if to SP:
Sustainable Properties, LLC 6755 Weaver Road, Ste. J Rockford, IL 61114 Attention: Erik Carlson

with copies to:
_______________________

or to such other address as any party may from time to time designate by notice to the others.

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Section 7.2. Liabilities. In the event that this Agreement is terminated pursuant to the provisions of Section 6.2 or Section 6.3 hereof on account of a breach of any of the representations and warranties set forth herein or any breach of any of the agreements set forth herein or any failure of conditions precedent to the exchange herein contained, then the non-breaching party or the party for whose benefit such conditions were imposed shall be entitled to recover appropriate damages from the breaching party; provided, however, that notwithstanding the foregoing. In the event this Agreement is terminated by reason of a failure of a condition precedent set forth in Sections 5.1(c) or (d), or Sections 5.2(c) or (d), no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise.

Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

Section 7.4. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 7.5. Waiver. Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

Section 7.6. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

Section 7.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns, including any successor by merger, reorganization or acquisition of substantially all the assets of a party hereto. There shall be no third party beneficiaries hereof.

Section 7.9. Governing Law; Assignment. This Agreement shall be governed by the law of the State of Wyoming. This Agreement may not be assigned by either of the parties hereto.

Section 7.10. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or no authorization without invalidating the remaining provisions hereof, or affecting the validity enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

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IN WITNESS WHEREOF, the undersigned have set their hand on the date first above written.

GLOBAL ASSET MANAGEMENT GROUP, INC.

By:	/s/ John Murray
John Murray, President

SUSTAINABLE PROPERTIES, LLC

By:	/s/ Erik Carlson
Erik Carlson, Manager

SELLING MEMBERS:

/s/ John Murray	/s/ Erik Carlson
John Murray, Trustee	Erik Carlson, Trustee
Cherub Revocable Trust, Manager	Petra Perasma Trust, Manager
Bad Dogs, Inc, President	Carolingian Strategies, LLC, Manager
Perros Malos, LLC	Candle Holding Co., LLC

/s/ Mark Carlson	/s/ Tim Blomquist
Mark Carlson, Trustee	Tim Blomquist, Trustee
Kristine Carlson Trust	Blomquist Irrevocable Trust

/s/ P. Rose Schlickman	/s/ Emily Newbury
P. Rose Schlickman	Emily Newbury

/s/ Charles Voss, Jr.	/s/ Josh Gillan
Charles Voss, Jr.	Josh Gillan

/s/ Frank Sacco	/s/ Pati Strehl
Frank Sacco, Trust	Pati Strehl, Trustee, Digital Trust LLC,
Frank Sacco Revocable Trust	FBO Pati Strehl, IRA a/c #6000700

/s/ Mark Strehl	/s/ Imran Mirza
Mark Strehl	Imran Mirza

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/s/ Nick Wayne	/s/ Chris Wayne
Nick Wayne for	Chris Wayne for
Estate of Edward Wayne	Estate of Edward Wayne

/s/ David Nissman	/s/ David Wuebben
David Nissman	David Wuebben

/s/ Miroslaw Niemiec	/s/ Parin Shah
Miroslaw Niemiec	Parin Shah

/s/ Omar Dia	/s/ Taylor Strehl
Omar Dia	Taylor Strehl

/s/ David Dimke	/s/ Brandon Newbury
David Dimke	Brandon Newbury

/s/ Greg Woodford	/s/ Tobia deGoede
Greg Woodford	Tobias deGoede

/s/ Kasia Musiatewicz	/s/ Erik Von Herbulis
Kasia Musiatewicz	Eric Von Herbulis

/s/ Michael Schrom	/s/ Craig Didier
Michael Schrom	Craig Didier

/s/ Charles Wu	/s/ Cameron Baldwin
Charles Wu	Cameron Baldwin

/s/ Billy Ni	/s/ Candace Centeno
Billy Ni	Candace Centeno for
Illinois Kindness Three, LLC

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SCHEDULE “A”

SELLING MEMBERS OF SUSTAINABLE PROPERTIES, LLC

Member	SP	%	GAMG for SP
Perros Malos, LLC	210,986	21.10%	2,109,861
Candle Holding Co., LLC	210,986	21.10%	2,109,861
Illinois Kindness Three, LLC	85,000	8.50%	850,000
Emily Newbury	64,030	6.40%	640,300
Charles Voss, Jr.	38,250	3.83%	382,500
Josh Gillan	140,657	14.07%	1,406,574
Frank Sacco Revocable Trust	15,846	1.58%	158,456
Digital Trust LLC, FBO Pati Strehl, IRA a/c #6000700	10,000	1.00%	100,000
Mark Strehl	10,000	1.00%	100,000
Imran Mirza	8,125	0.81%	81,250
David Nissman	7,500	0.75%	75,000
Kristine Carlson Trust	12,500	1.25%	125,000
Blomquist Irrevocable Trust	140,657	14.07%	1,406,574
Estate of Edward Wayne, Chris Wayne	5,000	0.50%	50,000
Estate of Edward Wayne, Nick Wayne	5,000	0.50%	50,000
David Wuebben	5,000	0.50%	50,000
Miroslaw Niemiec	5,000	0.50%	50,000
Parin Shah	787	0.08%	7,874
Omar Dia	4,375	0.44%	43,750
Taylor Strehl	4,100	0.41%	41,000
David Dimke	3,750	0.38%	37,500
Brandon Newbury	2,720	0.27%	27,200
Greg Woodford	2,500	0.25%	25,000
Tobias deGoede	2,000	0.20%	20,000
Kasia Musiatewicz	2,300	0.23%	23,000
Eric Von Herbulis	700	0.07%	7,000
Michael Schrom	500	0.05%	5,000
Craig Didier	500	0.05%	5,000
Charles Wu	500	0.05%	5,000
Cameron Baldwin	280	0.03%	2,800
P. Rose Schlickman	250	0.03%	2,500
Billy Ni	200	0.02%	2,000
TOTAL	1,000,000	100.00%	10,000,000

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